UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 28, 2007

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 28, 2007, the Compensation and Incentives Committee of the Board of Directors of Denny's Corporation (the "Company" or “Denny’s”) approved and adopted the Denny's Paradigm Shift Incentive Program (the "Paradigm Shift Incentive Program"), an incentive compensation arrangement for all executive officers of the Company (except the Company’s Chief Executive Officer) and certain key employees.

Under the Paradigm Shift Incentive Program, which is offered pursuant to the Denny's Corporation 2004 Omnibus Incentive Compensation Plan (the "Denny's 2004 Omnibus Plan"), executive officer participants are eligible to earn cumulative cash awards ranging from $180,000 to $245,000, depending on level of participation, over a three year period (from 2007 to 2009) upon the completion of certain defined milestones which have been set for three “paradigm shift” projects associated with the Company’s Franchise Growth Initiative and the implementation of certain planned concept, facility and process innovations. Amounts earned will be paid on a prorated basis twice per year during the performance period – at the end of the 2nd Quarter and end of the 4th Quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: December 4, 2007	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Growth Initiatives and
Chief Financial Officer